UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7525 Red River Road
Wahpeton, North Dakota	58075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

On April 24, 2009 Minn-Dak Farmers Cooperative (the Company) announced that its Board of Directors have approved a change to the estimated sugarbeet payment for the 2008 crop. The Company’s current sugarbeet payment estimate totaling 14.0243843 cents per pound of extractible and bonus sugar ($39.30 per ton of harvested sugarbeets), has been increased to 15.6999459 cents per pound of extractible and bonus sugar ($44.00 per ton of average quality harvested sugarbeets). The $44.00 sugarbeet payment has a $1.00 per ton of sugarbeets budget contingency hold back until such time as the Company has an accurate assessment of what the final payment for the 2008 sugarbeet crop will be.

The estimated sugarbeet payment is based upon the best information available as of April 24, 2009. The estimated sugarbeet payment may be changed, modified or amended as additional information becomes available during the Company’s fiscal year. The final sugarbeet payment will be determined and paid in October of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: April 29, 2009	By	/S/ David H. Roche
David H. Roche President and Chief Executive Officer